                                                                    EXHIBIT 4.14


                            INTERCREDITOR AGREEMENT

     INTERCREDITOR AGREEMENT, dated as of August   , 1995, by and between
CONGRESS FINANCIAL CORPORATION (the "Lender", as hereinafter further defined), as lender under the Revolving Credit Agreement referred to below, and U.S TRUST COMPANY OF TEXAS, N.A., a national banking association, in its capacity as trustee for the holders of the Mortgage Notes referred to below issued pursuant to the Indenture referred to below (the "Trustee", as hereinafter further defined).

                                   RECITALS:

     A. American Rice, Inc., a Texas corporation ("ARI", as hereinafter further defined), has entered into an Indenture, dated as of the date hereof (the
"Indenture"), pursuant to which ARI has issued its      % Mortgage Notes due
2002 with Contingent Interest, in the aggregate principal amount of $100,000,000.

     B. The obligations of ARI under the Indenture and such Mortgage Notes issued thereunder are secured by certain mortgages, deeds of trust, assignments of rents, security interests and liens in certain of ARI's real and personal property, all as more specifically set forth in the Indenture Security Documents (as defined below).

     C. ARI and the Lender have entered into that certain Accounts Financing Agreement [Security Agreement], dated as of May 24, 1993, together with supplements thereto, as amended (the "Revolving Credit Agreement"), pursuant to which Lender has, on and subject to the terms and conditions thereof, agreed to make available to ARI loans and other financial accommodations up to the aggregate principal or face amount not to exceed $47,500,000 at any one time outstanding.

     D. The obligations of ARI under the Revolving Credit Agreement and any promissory notes issued thereunder are secured by certain mortgages, deeds of trust, assignments of rents, security interests and liens on substantially all of the real and personal property of ARI, including certain property or interests in property which constitute collateral for ARI's obligations to the Trustee and the holders of the Mortgage Notes.

     E. Payment and performance of the obligations of ARI to the Lender under the Revolving Credit Agreement and any promissory notes issued thereunder are or may be guaranteed by certain subsidiaries of ARI, certain of which subsidiaries have granted liens and security interests in certain of their assets to the Lender to secure their obligations to the Lender.

     F. Trustee, for itself and on behalf of the holders of the Mortgage Notes, and Lender wish to define certain of their respective rights and obligations with respect to each other and to determine the relative priorities of their respective liens and security interests in the property and assets of ARI and its subsidiaries.

     G. It is a condition precedent to the underwriting of the Mortgage Notes, and under the terms of the Revolving Credit Agreement, it is a condition precedent to further loans and other financial accommodations thereunder, that the Lender and the Trustee, for itself and on behalf of the holders of the Mortgage Notes, enter into this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Lender and the Trustee, for itself and on behalf of the holders of the Mortgage Notes, agree as follows:

SECTION 1. DEFINITIONS.

     1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of the Agreement in the singular to have the same meaning when used in the plural and vice versa):

     "ARI" shall mean American Rice, Inc., a Texas corporation, and its successors and assigns.

     "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. sec. 101 et seq.), as in effect from time to time, and any successor statute thereto.

     "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Collateral" shall mean all property, interests in property, revenues and other assets of any Obligor, now owned or hereafter arising or acquired by such Obligor, in or upon which a Lien is at any time granted to or held by or for the benefit of the Trustee, the holders of the Mortgage Notes or the Lender pursuant to any Security Document or otherwise.

     "Collateral Account" shall have the meaning given to such term in Section
4.02 hereof.

     "Collateral Bank" shall have the meaning given to such term in Section 4.02 hereof.

     "Disposition" shall mean the sale, assignment, transfer, lease, conveyance or other disposition by an Obligor of any item of Collateral, including an involuntary disposition as a result of casualty or condemnation, but excluding an Enforcement Action.

     "Enforcement Action" shall mean, after the declaration of an Indenture Default by the Trustee or the holders of the Mortgage Notes, or after the declaration of a Revolver Default by Lender (a) the commencement of any foreclosure proceeding or the taking of any other enforcement action (whether on the basis of a Financing Document, by subrogation or otherwise) against, or the taking of possession or control of, any Collateral (other than the taking of any action contemplated by Section 4.01 or 4.02 hereof) or (b) the taking of any other action (whether on the basis of a Financing Document, by subrogation or otherwise) which, in the case of Priority Revolver Collateral, directly interferes with the Lien of the Lender thereon or, in the case of Priority Indenture Collateral, directly interferes with the Lien of the Trustee or the holder of any Mortgage Note thereon.

     "Enforcement Event" shall mean a Revolver Default or an Indenture Default.

     "ERLY" shall mean ERLY Industries, Inc., a California corporation, and its successors and assigns.

     "Financing Documents" shall mean the Revolving Credit Documents and the Indenture Documents.

     "Freeport IRB's" shall mean those certain $13,300,000 Variable Rate Demand Marine Terminal Revenue Bonds, Series 1985 (American Rice, Inc. Project) issued by Brazos Harbor Industrial Development Corporation on December 16, 1985.

     "Indenture" shall mean the Indenture as defined in the Recitals, as it may be amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time and any indenture, credit agreement, loan agreement or note purchase agreement that refinances, refunds or otherwise replaces such Indenture and specifically provides that it is an "Indenture" hereunder.

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

     "Indenture Default" shall mean an "Event of Default" under and as defined in the Indenture or any Indenture Security Document.

     "Indenture Documents" shall mean the Indenture, each Mortgage Note, each Indenture Security Document and each other agreement, instrument or other document now or at any time hereafter evidencing any Indenture Obligation, or guarantying, or providing security for, the payment or performance of any Indenture Obligation.

     "Indenture Obligations" shall mean all present and future obligations, liabilities and indebtedness of any Obligor under the Indenture Documents, of every kind nature and description, including, without limitation, the obligations of ARI to pay the principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Indenture Documents.

     "Indenture Security Documents" shall mean the documents listed on Schedule 1 hereto and any additional documents at any time executed to reflect the grant by any Obligor, to or for the benefit of any holder of a Mortgage Note or the Trustee, of a Lien on any property, interests in property, revenues or other assets of such Obligor as collateral security for any Indenture Obligations, as the same now exist or may at any time be amended, restated, supplemented, renewed or otherwise modified or replaced from time to time.

     "Intercompany Loan Notes" shall mean the ERLY Intercompany Notes and the Subsidiary Intercompany Notes, each as defined in the Indenture as in effect on the date hereof. Such term shall not, however, include any Intercompany Trade Notes.

     "Intercompany Loans" shall mean the intercompany loans evidenced by the Intercompany Loan Notes.

     "Intercompany Trade Debt" shall mean all indebtedness, obligations and liabilities of any Obligor to one or more other Obligors arising out of or relating to the sale or other disposition of Inventory (as defined in the definition of Priority Revolver Collateral below) or rendition of services in connection with the purchase, sale, processing, storage or distribution of Inventory by one Obligor to such other Obligor(s).

     "Intercompany Trade Notes" shall mean all promissory notes at any time evidencing any Intercompany Trade Debt.

     "Lender" shall mean Congress Financial Corporation, a California corporation, and any holder from time to time of the Revolving Credit Obligations, and their respective successors and assigns.

     "Lien" shall mean, with respect to any property, interest in property, revenues or other assets, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, right of setoff, encumbrance (including, but not limited to, easements, rights of way and the like), judgment lien or other lien (statutory or otherwise), security agreement or transfer intended as security, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

     "Lockbox Accounts" shall have the meaning given to such term in Section
4.01 hereof.

     "Lockbox Banks" shall have the meaning given to such term in Section 4.01 hereof.

     "Mortgage Note" shall mean any note issued under the Indenture to evidence the Indenture Obligations.

     "Obligors" shall mean ARI, ERLY and each of ARI's Subsidiaries now or hereafter liable, directly or by guaranty, or as a transferee of Collateral, for any Secured Obligation.

     "Permitted Refinancing Indebtedness" shall have the meaning set forth in the Indenture, as in effect on the date hereof.

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

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

     "Priority Indenture Collateral" shall mean:

          (a) all of ARI's (or if the Collateral is transferred to a Subsidiary in accordance with the Indenture, all of such Obligor's) right, title and interest in the following Collateral, whether now owned or hereafter arising or acquired and whether now existing or hereafter coming into existence and wherever located:

             (i) all right, title and interest in and to the real personal property subject to the lien of the Maxwell Deed of Trust, the Freeport Deed of Trust [and] the Stuttgart Deed of Trust [and the Houston Deed of Trust -- OPEN] (as such terms are defined in the Indenture), as more particularly described on Schedule 3 hereto (but excluding any such personal property constituting Priority Revolver Collateral);

             (ii) all Capital Stock issued by Subsidiaries of ARI;

             (iii) all Intercompany Loan Notes;

             (iv) all Trademarks (except to the extent affixed to any Priority Revolver Collateral);

             (v) the Freeport IRB's;

             (vi) all replacements, additions, accessions and substitutions for any of the foregoing that are not part of Revolver Priority Collateral;

             (vii) subject to the last sentence of Section 4.02 hereof, Collateral comprised of the balance from time to time in the Collateral Account, any investments made from funds available in the Collateral Account and any income therefrom or interest thereon;

             (viii) all proceeds (as defined in the Uniform Commercial Code) now or hereafter receivable or received upon the sale, exchange, lease, assignment, licensing or other disposition of, or other realization upon, any item of Priority Indenture Collateral, whether voluntary or involuntary, and, to the extent not constituting Priority Revolver Collateral, whether such proceeds constitute general intangibles, accounts, equipment (each as defined in the Uniform Commercial Code) or other assets; and any payment under any insurance, indemnity, warranty or guaranty and any condemnation award now or hereafter payable with respect to any item of Priority Indenture Collateral;

          (b) all of ERLY's right, title and interest in the Capital Stock of ARI, whether now owned or hereafter arising or acquired and whether now existing or hereafter coming into existence, excluding the 200 shares of Class B Preferred Stock of ARI pledged to the holders of Class C Preferred Stock of ARI prior to the date hereof, so long as such pledge is in effect, and all proceeds thereof; and

          (c) all property or Subsidiaries of ARI in which the Trustee has been granted a pari passu Lien pursuant to Section of the indenture (as in effect on the date hereof), other than any such property that constitutes Priority Revolver Collateral.

     "Priority Revolver Collateral" shall mean, as to any Obligor (other than ERLY), all of such Obligor's right, title and interest in the following Collateral, whether now owned by such Obligor or hereafter arising or acquired and whether now existing or hereafter coming into existence, and wherever located:

          (a) all Collateral comprised of accounts, contract rights, general intangibles (each as defined in the Uniform Commercial Code) and Intercompany Trade Debt of or owed to such Obligor, constituting any right to payment or other consideration to be received in respect of any Inventory (as defined below) sold or otherwise disposed of by such Obligor, whether or not earned by performance, and any Lien to secure such payment or other consideration, and all monies and other consideration due and to become due to such Obligor under any guarantee (including a surety bond or undertaking or letter of credit) of the purchase price or other consideration to be received in respect of Inventory sold or otherwise disposed of by such Obligor and all rights of such Obligor as an unpaid seller of Inventory, including (but not limited to) rescission, replevin, reclamation and stoppage in transit, and all rights to returned, reclaimed or repossessed goods (all of the foregoing being herein called collectively "Inventory Accounts");

          (b) all Collateral comprised of instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) evidencing, representing or providing a means for payment of or securing the payment of any of the Inventory Accounts, including (but not limited to) promissory notes, drafts, checks, bills of exchange and trade acceptances (herein collectively called "Inventory Instruments");

          (c) all Collateral comprised of inventory or farm products (as defined in the Uniform Commercial Code), including all goods obtained by such Obligor in exchange for such inventory or farm products, and any products made or processed from such inventory and farm products, including, but not limited to, all raw materials, goods, work-in-process, finished goods, ingredients, supplies or other materials to be used or consumed in such Obligor's business (whether or not actually so used or consumed) and boxes, bags, wrapping materials, crates, shipping materials and other packaging materials acquired for the purposes of packaging or shipment of any of the foregoing (whether or not actually so used) (herein collectively called "Inventory");

          (d) all Collateral comprised of documents (as defined in the Uniform Commercial Code) or other receipts covering, evidencing, representing or securing Inventory (herein collectively called "Inventory Documents");

          (e) to the extent not otherwise constituting Inventory Accounts, all Collateral comprised of accounts, contract rights, general intangibles (as defined in the Uniform Commercial Code) and Intercompany Trade Debt of or owed to such Obligor, constituting any right to payment for, or other consideration to be received for, any services rendered by such Obligor (but excluding any Intercompany Loans), and any Lien to secure such payment or other consideration, and all monies due and to become due to such Obligor under any guarantee (including a surety bond, undertaking or a letter of credit) of the purchase price or other consideration to be received for services rendered by such Obligor (herein called collectively, "Other Revolver Accounts");

          (f) to the extent not otherwise constituting Inventory Instruments, all Collateral comprised of instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) evidencing, representing or providing a means of payment of or securing the payment of any of the Other Revolver Accounts, including (but not limited to) promissory notes (other than Intercompany Loan Notes), drafts, checks, bills of exchange and trade acceptances (herein collectively called "Other Revolver Instruments");

          (g) to the extent not otherwise constituting any of the foregoing Collateral described in this definition of Priority Revolver Collateral, all Collateral comprised of a contract or other agreement, purchase order or sales order of such Obligor for, and all warranties, indemnities, claims and other choses in action against any Person on account of, any Inventory or the purchase, sale or other disposition of any Inventory or the rendition of services by any Obligor, or for any Inventory Accounts, any Inventory Instruments, any Inventory Documents, any Other Revolver Accounts or any Other Revolver Instruments, and including without limitation all claims against any Person for the loss or destruction of, or damage to, or any interference with, any Inventory, the rendition of services by any Obligor, any Inventory Instruments, any Inventory Accounts or any other Collateral described in clauses (a) through (o) of this definition of Priority Revolver Collateral;

          (h) to the extent not otherwise constituting any of the foregoing Collateral described in this definition of Priority Revolver Collateral, all Collateral comprised of, evidenced by or represented by bids, applications, agreements or certificates of any kind whatsoever under any United States Department of Agriculture or any Commodity Credit Corporation or other governmental loan, export enhancement or subsidy program, and all rights to receive any bonus in cash or property, grower certificates, marketing certificates or other Commodity Credit Corporation or other government loan program entitlements or benefits assigned to or acquired by such Obligor in connection with such Obligor's purchase or sale of Inventory or rendition of services;

          (i) to the extent affixed to any Priority Revolver Collateral (including, without limitation, any Inventory), all Collateral comprised of Trademarks;

          (j) subject to the last sentence of Section 4.01 hereof, Collateral comprised of the balance from time to time in each Lockbox Account, any investments made from each Lockbox Account and any income therefrom or interest thereon;

          (k) the $2,000,000 key man life insurance policy issued by Federal Kemper Life Assurance Company on May 14, 1993 insuring the life of Gerald
     D. Murphy, and any certificates and endorsements with respect thereto, and any replacement policy insuring the life of Gerald D. Murphy, certificates or endorsements with respect thereto, as the same may be reissued, amended, supplemented, replaced or otherwise modified;

          (l) any policy of insurance against business interruption, loss of operating income or extra expense of any Obligor, and any certificates with respect thereto, or any replacement policy or certificates therefor, as the same may be reissued, replaced, amended, supplemented or otherwise modified;

          (m) all rights to payments and refunds on account of federal, state, local or foreign taxes, charges, excises and other duties;

          (n) all books, records, ledger cards and computer programs recording information concerning any of the Priority Revolver Collateral described in any of clauses (a) through (m), (o) or (p) of this definition of Priority Revolver Collateral, together with the file cabinets, computer hardware and storage media or other containers in which the foregoing are stored;

          (o) all other Collateral that is not included in the definition of Priority Indenture Collateral; and

          (p) all proceeds, products, offspring, rents, profits, income, benefits, accessions, substitutions and replacements of and to any of the Priority Revolver Collateral of such Obligor described in any of clauses
     (a) through (o) of this definition of Priority Revolver Collateral (including, without limitation, any proceeds of property insurance on any such Priority Revolver Collateral);

provided that, if any Collateral does not constitute Priority Revolver Collateral described in any of clauses (a) through (o) of this definition, then, notwithstanding anything to the contrary contained in said clauses, no proceeds, products, offspring, rents, profits, income, benefits, accessions, substitutions or replacements of or to any such Collateral (including, without limitation, any insurance thereon) shall constitute Priority Revolver Collateral for purposes of this Agreement unless such proceeds are in the form of Priority Revolver Collateral described in any of clauses (a) through (o) of this definition.

     "Revolver Default" shall mean an "Event of Default" under and as defined in the Revolving Credit Agreement.

     "Revolving Credit Agreement" shall mean the Revolving Credit Agreement as defined in the Recitals, as it may be amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified or replaced from time to time and, if the outstanding indebtedness upon and as of the closing of any refinancing, refunding or other replacement of such Revolving Credit Agreement would be Permitted Refinancing Indebtedness, such term shall also mean any credit agreement, loan agreement, note purchase or other agreement or indenture that refinances, refunds or otherwise replaces such Revolving Credit Agreement.

     "Revolving Credit Documents" shall mean the Revolving Credit Agreement, each Revolving Credit Security Document and each other agreement, instrument or other document now or at any time hereafter evidencing any Revolving Credit Obligation, or guarantying, or providing security for, the payment or performance of any Revolving Credit Obligation.

     "Revolving Credit Obligations" shall mean all present and future obligations, liabilities and indebtedness of any Obligor under the Revolving Credit Documents, of every kind, nature and description, including, without limitation, all obligations of any Obligor to pay the principal of and interest on any loan made, and reimbursement obligations with respect to any letter of credit arranged or issued, under the Revolving Credit Agreement, and all fees, charges, expenses, indemnifications, penalties, reimbursements, damages and other liabilities and any other amounts at any time owing to Lender under any Revolving Credit Document.

     "Revolving Credit Security Documents" shall mean the documents listed on
Schedule 2 hereto, and any additional documents at any time executed by any Obligor to reflect the grant to or for the benefit of the Lender of a Lien on any property, interests in property, revenues or other assets of such Obligor as collateral security for any Revolving Credit Obligations, as the same now exist or may at any time be amended, restated, supplemented, renewed or otherwise modified or replaced from time to time.

     "Secured Obligations" shall mean the Revolving Credit Obligations and the Indenture Obligations.

     "Security Documents" shall mean the Indenture Security Documents and the Revolving Credit Security Documents.

     "Subordinate Indenture Liens" shall have the meaning given such term in
Section 2.01(a) hereof.

     "Subordinate Revolver Liens" shall have the meaning given to such term in
Section 2.01(b) hereof.

     "Subsidiary" shall mean with respect to any Person, (i) any corporation, association or other business entity of which more than fifty (50%) percent of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Such term shall include, as to ARI, without limitation, Comet Rice of Puerto Rico, Inc., a Delaware corporation, Comet Ventures, Inc., a California corporation, Rice Corporation of Haiti, S.A., a Haitian corporation, Comet Rice of Jamaica, Ltd., a Jamaican corporation, and each of their respective successors and assigns.

     "TIA" shall mean the Trust Indenture Act of 1939, as amended, and all rules and regulations thereunder or issued pursuant thereto.

     "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations of ARI, including, without limitation, all renewals of trademark and service mark registrations, and all goodwill of the business associated therewith or symbolized thereby, and all licenses of tradenames, trademarks or service marks of which ARI is the licensor or licensee.

     "Trustee" shall mean U.S. Trust Company of Texas, N.A., a national banking association, as Trustee under the Indenture, and any successor or replacement trustee thereunder.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

     1.02 Certain Other Terms.

     (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) Terms not otherwise defined herein which are defined in the Uniform Commercial Code shall have the respective meanings given to them in the Uniform Commercial Code when used herein.

SECTION 2. RELATIVE PRIORITIES; AGREEMENTS REGARDING COLLATERAL.

     2.01 Priorities in Collateral. Notwithstanding any provision contained in any Financing Document to the contrary (but subject to Section 2.02 below), and notwithstanding the time, order or method of attachment or perfection of the Liens granted by any Security Document or otherwise securing any of the Secured Obligations, or the time or order of filing or lien notation or recording of financing statements, mortgages, deeds of trust or other evidence of Liens, and notwithstanding anything contained in any such filing, lien notation or recorded instrument or agreement to which the Lender or the Trustee or the holder of any

Mortgage Note may now or hereafter be a party, and notwithstanding any provision of the Uniform Commercial Code or other applicable law:

     (a) the Liens on Priority Revolver Collateral securing the Revolving Credit Obligations, to the extent otherwise valid and enforceable under applicable law, shall be senior to the Liens on Priority Revolver Collateral, if any, securing the Indenture Obligations (the "Subordinate Indenture Liens"), and the Trustee, for itself and on behalf of the holders of the Mortgage Notes, hereby subordinates any and all Subordinate Indenture Liens to all Liens (to the extent otherwise valid and enforceable as aforesaid) now or hereafter granted to or held by the Lender on Priority Revolver Collateral as security for any Revolving Credit Obligation; and

     (b) the Liens on Priority Indenture Collateral securing the Indenture Obligations, to the extent otherwise valid and enforceable under applicable law, shall be senior to the Liens on Priority Indenture Collateral securing the Revolving Credit Obligations (the "Subordinate Revolver Liens"), and the Lender hereby subordinates any and all Subordinate Revolver Liens to all Liens (to the extent otherwise valid and enforceable as aforesaid) now or hereafter granted to or held by the Trustee or the holder of any Mortgage Note on Priority Indenture Collateral as security for any Indenture Obligation.

Neither the Trustee nor any holder of a Mortgage Note shall challenge the validity, perfection, priority (as provided herein) or enforceability of the Lien of the Lender securing the Revolving Credit Obligations, and Lender shall not challenge the validity, perfection, priority (as provided herein) or enforceability of the Liens of Trustee or any holder of a Mortgage Note securing the Indenture Obligations. As of the date hereof, the Trustee acknowledges that there are no Subordinate Indenture Liens.

     2.02 Certain Restrictions on Collateral; No Guaranty by ERLY of Revolving Credit Obligations.

     (a) The Lender agrees for the benefit of the Trustee, for itself and on behalf of the holders of the Mortgage Notes, that, so long as any Indenture Obligations are outstanding, it will not take or demand (i) any consensually granted Lien to secure the Revolving Credit Obligations on (A) any Capital Stock included in the Priority Indenture Collateral or (B) any assets of ERLY or (C) any assets of any Subsidiary of ARI other than assets of the type comprising Priority Revolver Collateral or (ii) any guaranty by ERLY of the Revolving Credit Obligations.

     (b) Anything herein to the contrary notwithstanding, the Trustee agrees for itself and on behalf of the holders of the Mortgage Notes that no Collateral shall be taken or demanded by or on behalf of the Trustee or the holder of any Mortgage Note, except subject to the terms of this Agreement.

     2.03 Waivers.

     (a) Subordinate Indenture Liens. The Trustee, for itself and on behalf of the holders of the Mortgage Notes, waives (i) any right it or they may at any time have to require that the Lender marshall the Priority Revolver Collateral in favor of the Trustee or such holders, (ii) notice of acceptance of the subordination and other terms of this Agreement, (iii) reliance by Lender on this Agreement in extending credit or taking any other action with respect to any Obligor or (iv) any other right to notice such Person may have except as expressly provided in this Agreement. The Lender shall have the sole and exclusive right to take or to fail to take any Enforcement Action with respect to any Priority Revolver Collateral. If any Priority Revolver Collateral (other than Trademarks unless the same are affixed to Inventory) is sold or otherwise transferred in a Disposition permitted under the Revolving Credit Documents or in any Enforcement Action, but subject to ARI's compliance with Sections 10.03 and of the Indenture (as in effect on the date hereof) in case of any such Disposition (but not in the case of an Enforcement Action), the Trustee, for itself and on behalf of the holders of the Mortgage Notes, unconditionally agrees to release or otherwise obtain the release of any Subordinate Indenture Lien in favor of it or them on such Collateral (provided that any such Subordinate Indenture Lien shall continue on a subordinated basis in the proceeds of such sale) at the time and in connection with such Disposition or Enforcement Action and, at the sole expense of the Obligors or the transferee, the Trustee shall deliver or obtain and deliver to the Lender or transferee of such Priority Revolver Collateral such termination statements and release documents as such transferee may reasonably request to evidence such release. The Lender may, in accordance with the Revolving Credit Documents, require that all proceeds of any such Disposition or Enforcement Action with respect to Priority Revolver Collateral shall be delivered to Lender or deposited in the Lockbox Account (as the Lender shall determine).

     (b) Subordinate Revolver Liens. The Lender waives (i) any right it may at any time have to require that the Trustee or any holder of any Mortgage Note marshall the Priority Indenture Collateral in favor of Lender, (ii) notice of acceptance of the subordination and other provisions of this Agreement, (iii) reliance by the Trustee or any holder of any Mortgage Note on this Agreement in purchasing any Mortgage Note or taking any other action with respect to any Obligor or (iv) any other right to notice the Lender may have except as expressly provided in this Agreement. The Trustee shall have the sole and exclusive right to take or to fail to take any Enforcement Action with respect to any Priority Indenture Collateral and to determine the manner of, and the order in which, any such Enforcement Actions shall be taken. If any Priority Indenture Collateral is sold or otherwise transferred in a Disposition permitted under the Indenture or in any Enforcement Action, subject to ARI's compliance with all requirements of the Revolving Credit Documents (including obtaining the Lender's prior written consent) in case of a Disposition (but not in the case of an Enforcement Action), the Lender unconditionally agrees to release any Subordinate Revolver Lien on such Collateral (provided that such Subordinate Revolver Lien shall continue on a subordinated basis in the proceeds of such sale and provided further that the transferee of such Priority Indenture Collateral shall have granted to Lender the same rights of inspection, removal, completion, sale, realization, storage, disposition, processing, handling, use and occupancy (collectively, "access rights") in favor of Lender provided for in, and on the terms of, Section 8.01 and, if such Priority Indenture Collateral includes Trademarks, the rights as to Trademarks under Section 7.01 hereof, at the time and in connection with such sale or other transfer, but such rights so granted by the transferee may be required by the transferee to terminate upon the later of the indefeasible payment of the Revolving Credit Obligations and the termination of the Revolving Credit Documents. On the request of the Trustee, but subject to the receipt by the Lender of the grant of rights from the transferee referred to in the preceding sentence, any such transferee, the Lender shall, at the sole expense of the Obligors or transferee, deliver to the transferee of such Priority Indenture Collateral such termination statements and release documents as such Person may reasonably request to evidence to such release. The Trustee may, in accordance with the Indenture, require that all proceeds of any such Disposition or Enforcement Action with respect to Priority Indenture Collateral shall be deposited in the Collateral Account. In the event that the Trustee shall grant any non-disturbance agreement to any tenant, licensee or mortgagee of any portion of the Priority Indenture Collateral comprising real property or any interest therein, the Lender shall promptly (and in any event no later than 10 days after requested to do so by the Trustee) grant a non-disturbance agreement to such tenant, licensee or mortgagee, so long as such tenant, licensee or mortgagee shall agree that such Person's rights under such non-disturbance agreement with the Lender are subject to the same access rights in favor of the Lender as are provided for in, and on the terms of, Section 8.01 hereof, and otherwise on substantially the same basis as the non-disturbance agreement granted by the Trustee.

SECTION 3. STANDSTILL.

     3.01 Priority Revolver Collateral. Notwithstanding anything in any Indenture Document to the contrary, until the Revolving Credit Obligations have been indefeasibly paid in full and the Revolving Credit Documents have been terminated, neither the Trustee nor the holder of any Mortgage Note shall be entitled to take any Enforcement Action against any Priority Revolver Collateral and neither the Trustee nor the holder of any Mortgage Note shall require that any proceeds of Priority Revolver Collateral be paid to it or deposited into the Collateral Account. The Subordinate Indenture Liens shall attach to the proceeds of any sale, transfer or other disposition of the Priority Revolver Collateral in accordance with the priorities specified in Section 2.01(a) hereof; provided, however, that subject, in the case of Enforcement Actions, to Section 5 hereof, the Lender may apply such proceeds to the Revolving Credit Obligations (whether or not subject to relending) in accordance with the Revolving Credit Documents, free of any Subordinate Indenture Liens.

     3.02 Priority Indenture Collateral. Notwithstanding anything in any Revolving Credit Document to the contrary, until the Indenture Obligations are indefeasibly paid in full, the Lender shall not be entitled to take any Enforcement Action against any Priority Indenture Collateral and shall not require that any proceeds of Priority Indenture Collateral be paid to it or deposited into the Lockbox Account. The Subordinate Revolver

Liens shall attach to the proceeds of any sale, transfer or other disposition of the Priority Indenture Collateral in accordance with the priorities specified in
Section 2.01(b) hereof; provided, however, that subject, in the case of Enforcement Actions, to Section 5 hereof, the Trustee or any such holder may apply such proceeds to the Indenture Obligations in accordance with the Indenture (as in effect on the date hereof), free of any Subordinate Revolver Liens.

SECTION 4. LOCKBOX AND COLLATERAL ACCOUNT ARRANGEMENTS.

     4.01 Lockbox Account. To the extent required by the Revolving Credit Documents and notwithstanding anything in any Financing Document to the contrary, there has been or may be established by one or more Obligors with such commercial bank or banks as the Lender may approve (each, a "Lockbox Bank"), cash collateral accounts (each, a "Lockbox Account") in the name of such Obligor(s) and in the possession and under the exclusive control, until all Revolving Credit Obligations have been indefeasibly paid in full and the Revolving Credit Documents have been terminated, of the Lender. The cash proceeds of any of the Priority Revolver Collateral (including proceeds of insurance thereon) required to be delivered to the Lender pursuant to the Revolving Credit Documents may be deposited from time to time into the Lockbox Accounts or delivered in kind to the Lender. The balance from time to time in the Lockbox Accounts shall constitute part of the Priority Revolver Collateral and shall not constitute payment of the Revolving Credit Obligations unless and until the Lender shall so apply such balance. Until all Revolving Credit Obligations have been indefeasibly paid in full and the Revolving Credit Documents have been terminated, the Lender shall be entitled to give to each Lockbox Bank such instructions regarding the balances in the Lockbox Accounts as the Lender shall determine in its sole discretion, and, to the extent such balances are required to be applied to the Revolving Credit Obligations (whether or not subject to relending), such amounts may be applied to the Revolving Credit Obligations, free and clear of any Subordinate Indenture Liens. The Lender shall have no duty to account or other liability to the Trustee or the holders of any Mortgage Notes for any proceeds of Priority Indenture Collateral deposited in or transferred to the Lockbox Accounts by any Obligor that are applied to the Revolving Credit Obligations, unless prior to such application by Lender, Lender receives written notice from the Trustee identifying with reasonable specificity such proceeds as part of the Priority Indenture Collateral.

     4.02 Collateral Account. To the extent required in the Indenture Documents and notwithstanding anything in any Financing Document to the contrary, there has been or may be established with the Trustee or, at the direction of the Trustee, such commercial bank as the Trustee may approve (the "Collateral Bank"), a cash collateral account (the "Collateral Account") in the name and possession and/or under the control, until all Indenture Obligations have been indefeasibly paid in full, of the Trustee. The balance in the Collateral Account shall constitute part of the Priority Indenture Collateral and shall not constitute payment of the Indenture Obligations unless and until the Trustee shall so apply such balance or such balance shall be used to redeem the Mortgage Notes. Until all Indenture Obligations have been indefeasibly paid in full, the Trustee shall be entitled to give to the Collateral Bank such instructions regarding the balance in the Collateral Account as the Trustee or the holders of the Mortgage Notes shall determine in its or their sole discretion, and, to the extent such balance is required to be applied to an offer to purchase any Mortgage Notes pursuant to the Indenture (as in effect on the date hereof), such amounts may be so applied, free of any Subordinate Revolver Liens. Once all Indenture Obligations have been indefeasibly paid in full, unless the Revolving Credit Obligations have theretofore been indefeasibly paid in full and the Revolving Credit Documents terminated, or the Subordinate Revolver Liens on such cash collateral have been released, the Trustee shall instruct the Collateral Bank (with a copy to the Lender) to hold the balance remaining in the Collateral Account to the order of the Lender. The Trustee shall have no duty to account or other liability to the Lender for any proceeds of Priority Revolver Collateral deposited in or transferred to the Collateral Account by any Obligor that are applied to the Indenture Obligations or an offer to purchase Mortgage Notes (in each case to the extent required pursuant to the Indenture as in effect on the date hereof), unless prior to such application, the Trustee receives written notice from the Lender identifying with reasonable specificity such proceeds as part of the Priority Revolver Collateral.

     4.03 Investments. Any investments made from any Lockbox Account or the Collateral Account, and any income therefrom or interest thereon, shall constitute Priority Revolver Collateral and Priority Indenture Collateral, respectively, for all purposes of this Agreement and the Financing Documents. None of the Lender, the Trustee or any holder of any Mortgage Notes shall have any responsibility or liability to any Person for any such investment, and all such investments shall be for the sole risk of the Obligors.

SECTION 5. APPLICATION OF MONEYS.

     5.01 Priority Revolver Collateral. If and to the extent the Lender shall determine in its discretion to take Enforcement Action against all or any part of the Priority Revolver Collateral, or in the event of any distribution or payment of or with respect to such Priority Revolver Collateral in any proceeding by or against any Obligor under the Bankruptcy Code or similar law, the proceeds thereof shall be applied as follows:

          FIRST, with respect to any Priority Revolver Collateral subject to a valid Lien (if any) ranking senior in priority to the Liens thereon created by the Revolving Credit Security Documents, to the payment and satisfaction of the unpaid obligations secured by such senior Lien until the proceeds of such Collateral have been applied in full or such Lien is satisfied, as the case may be;

          SECOND, to the Lender in an amount equal to the unpaid Revolving Credit Obligations, and, in case such proceeds shall be insufficient to pay such amount in full, for application to the unpaid Revolving Credit Obligations in the manner specified in the Revolving Credit Documents or as otherwise determined by the Lender if not so specified;

          THIRD, to the extent that Priority Revolver Collateral also constitutes Collateral under the Indenture Security Documents, to the Trustee in an amount equal to the unpaid Indenture Obligations and, in case such proceeds shall be insufficient to pay such amount in full, for application to the Indenture Obligations in the manner specified in the Indenture Documents or as otherwise determined by the Trustee or the holders of the Mortgage Notes if not so specified; and

          FOURTH, except to the extent otherwise required by applicable law, to the respective Obligors or as a court of competent jurisdiction may otherwise direct.

     5.02 Priority Indenture Collateral. If and to the extent Trustee or (to the extent, if any, permitted under and in compliance with the provisions of the Indenture and this Agreement) the holder of any Mortgage Note shall determine in its or their respective discretion to take Enforcement Action against all or any part of the Priority Indenture Collateral, or in the event of any distribution or payment of or with respect to such Priority Indenture Collateral in any proceeding by or against any Obligor under the Bankruptcy Code or similar law, the proceeds thereof shall be applied as follows:

          FIRST, with respect to any Priority Indenture Collateral subject to a valid Lien (if any) ranking senior in priority to the Liens thereon created by the Indenture Security Documents, to the payment and satisfaction of the unpaid obligations secured by such senior Lien until the proceeds of such Collateral have been applied in full or such Lien is satisfied, as the case may be;

          SECOND, to the Trustee in an amount equal to the unpaid Indenture Obligations, and, in case such proceeds are insufficient to pay such amount in full, for application to the unpaid Indenture Obligations in the manner specified in the Indenture Documents or required by law;

          THIRD, to the extent that Priority Indenture Collateral also constitutes Collateral under the Revolving Credit Security Documents, to the Lender in an amount equal to the unpaid Revolving Credit Obligations and, in case such proceeds are insufficient to pay such amount in full, for application to the unpaid Revolving Credit Obligations in the manner specified in the Revolving Credit Documents or as otherwise determined by the Lender if not so specified; and

          FOURTH, except to the extent otherwise required by applicable law, to the respective Obligors or as a court of competent jurisdiction may otherwise direct.

     5.03 Information. The Trustee may from time to time during the conduct of an Enforcement Action by the Trustee or the holders of the Mortgage Notes request the Lender to provide the Trustee with a statement of the then unpaid principal of and interest on loans made under the Revolving Credit Agreement and, to the best of the Lender's knowledge, all other unpaid amounts constituting Revolving Credit Obligations as shown on the Lender's books. The Lender may from time to time during the conduct of an Enforcement Action by Lender request the Trustee to provide to the Lender a statement of the then unpaid principal of and interest or premium, if any, due under the Indenture and, to the best of the Trustee's knowledge, all other unpaid amounts constituting Indenture Obligations. Neither the Trustee nor the holder of any Mortgage Note nor the Lender shall have any liability or responsibility to any Person for the inaccuracy or incompleteness of any information provided regarding the outstanding Revolving Credit Obligations or Indenture Obligations, as the case may be, and in no event shall any such information serve to limit or impair the rights and interests of the Person providing same as against any other Person including any Obligor.

     5.04 Delivery; Turnover. Upon indefeasible payment in full of the Indenture Obligations, the Trustee, subject to applicable law, shall deliver to the Lender any Priority Indenture Collateral which is then or thereafter comes into the possession or control of the Trustee, without representation or warranty and without recourse. If the Trustee or the holders of any Mortgage Notes receive the proceeds of any Priority Revolver Collateral, except as provided in Section 4.02, the Trustee or such holders, as the case may be, shall hold such proceeds in trust for the benefit of and deliver the same promptly to the Lender, without representation or warranty and without recourse. If the Lender receives the proceeds of any Priority Indenture Collateral, except as provided in Section 4.01, the Lender shall hold such proceeds in trust for the benefit of the Trustee and the holders of the Mortgage Notes and deliver the same promptly to the Trustee, without representation or warranty and without recourse. In the event of any adverse claim or dispute with respect to any Collateral to be delivered under this Agreement, the Person in possession or control of such Collateral may in its discretion continue to possess or control such Collateral or deposit such Collateral with a court of competent jurisdiction, in each case until such adverse claim or dispute is resolved or as a court of competent jurisdiction may direct. In no event shall the Trustee have any duty to the Lender to take any action at any time to acquire or come into the control of any Collateral, and in no event shall the Lender have any duty to the Trustee or any holder of any Mortgage Note to take any action at any time to acquire or come into the control of any Collateral.

SECTION 6. INSURANCE PROCEEDS AND CONDEMNATION AWARDS.

     6.01 Proceeds with Respect to Priority Revolver Collateral. Until the Revolving Credit Obligations are indefeasibly paid in full and the Revolving Credit Documents have been terminated, if the Lender shall elect or be required under the Revolving Credit Documents to permit any Obligor to use (a) any insurance proceeds received on account of damages to or destruction of all or any part of the Priority Revolver Collateral, or (b) any award granted in a condemnation proceeding on account of all or any part of the Priority Revolver Collateral, the Trustee, for itself and on behalf of the holders of the Mortgage Notes, shall, upon request from the Lender or the applicable Obligor, release or obtain the release of any Lien it or they may have on such insurance proceeds or condemnation award. The Lender shall have the sole and exclusive right to adjust settlement of, and collect, such insurance proceeds and condemnation awards.

     6.02 Proceeds with Respect to Priority Indenture Collateral. Until the Indenture Obligations are indefeasibly paid in full, if the Trustee shall elect or be required under the Indenture Documents or the TIA to permit any Obligor to use (a) any insurance proceeds received on account of damage to or destruction of all or any part of the Priority Indenture Collateral or (b) any award granted in a condemnation proceeding on account of all or any part of the Priority Indenture Collateral, the Lender shall, upon request from the Trustee or the applicable Obligor, release the Lender's Lien on such insurance proceeds or condemnation award, provided only that such insurance proceeds or condemnation award are made available to the relevant Obligor to repair or replace such Priority Indenture Collateral in accordance with the Indenture Documents or the TIA, as applicable. The Trustee shall have the sole and exclusive right, subject to the Indenture Documents and the TIA, to adjust settlement of, and collect, such insurance proceeds and condemnation awards. To the extent such insurance proceeds and condemnation awards are required by the Indenture to be applied to an offer to purchase any Mortgage Notes under the Indenture, such insurance proceeds and condemnation awards may be so applied without regard to the Subordinate Revolver Lien of the Lender thereon.

SECTION 7. USE OF OBLIGORS' TRADEMARKS.

     7.01 Right to Use. Notwithstanding the inclusion of the Trademarks in the Priority Indenture Collateral, (a) neither the Trustee nor the holder of any Mortgage Note shall disturb the right, in the case of Inventory, of the Lender to affix Trademarks to such Collateral, and dispose of such Collateral with the Trademarks so affixed by it or any Obligor to the extent such Inventory is acquired or processed prior to or during the ninety (90) day (or longer, if tolled) period referred to in Section 8.01, and (b) the Lender shall not disturb the right of the Trustee or the holder of any Mortgage Note to sell or otherwise dispose of any Trademarks comprising Priority Indenture Collateral to any Person, so long as such Person shall unconditionally agree that such Person's rights in such Trademarks are subject and subordinate to the rights of the Lender under this Section 7.01 and that the Lender is entitled to the same "nondisturbance" benefits with respect to its rights in such Trademarks as are provided for in this Agreement; provided, that nothing in this Section 7.01 shall entitle the Trustee or any holder of any Mortgage Note to any greater rights than are provided in the relevant Security Documents.

SECTION 8. ACCESS.

     8.01 Access by Lender. The Lender shall have the right from time to time during regular operating hours to enter and remain on any premises of any Obligor in the possession or control of the Trustee or the holder of any Mortgage Notes to inspect, remove, complete, sell or otherwise deal with or realize upon the Priority Revolver Collateral located thereon and to store, handle, process or dispose of any of the Priority Revolver Collateral pursuant to the rights of the Lender under the Revolving Credit Security Documents, this Agreement, the Uniform Commercial Code or other applicable law, subject, however, to the terms of this Section 8.01. The Lender shall be entitled, subject to the terms set forth below in this Section 8.01, to the extent applicable, to use and/or occupy premises and equipment of any Obligor comprising Priority Indenture Collateral after the occurrence of a Revolver Default for the purpose of taking (i) any of the foregoing actions in a commercially reasonable manner consistent with prior practices of such Obligor or (ii) any Enforcement Action; provided, that, if the Trustee or the holder of any Mortgage Notes is in possession or control of any Priority Indenture Collateral with respect to which the Lender wishes to exercise its rights under this Section 8.01, the Lender (a) shall not be entitled to use and/or occupy such premises and equipment for longer than 90 days following the earlier of (x) commencement of such use and/or occupancy by the Lender and (y) the Lender's receipt of notice delivered to the Lender by the Trustee after the Trustee or such holder has taken possession or control of such Indenture Priority Collateral directing Lender to remove the Revolver Priority Collateral located thereon or therein, (b) shall pay to the Trustee, on account of the Indenture Obligations, without set-off or counterclaim for any part of such 90-day period after the first 45 days in which the Lender shall use any equipment included in the Indenture Priority Collateral (such use being without charge for the first 45 days of such 90-day period) an amount, calculated on a per diem basis for each day of such use, equal to the depreciation expense as to the equipment so used as provided in Schedule 4 hereto. The 90-day period and the initial 45-day period shall be tolled during any period that the Lender is subject to any automatic stay under the Bankruptcy Code or other stay preventing or delaying its Enforcement Action with respect to property of the relevant Obligor. The Lender's rights under this Section 8.01 shall terminate upon the later of the full and indefeasible payment of the Revolving Credit Obligations and the termination of the Revolving Credit Documents.

SECTION 9. FINANCING DOCUMENTS.

     9.01 Modifications. The Lender and the Obligors shall be entitled to amend or otherwise modify any Revolving Credit Document without any obligation to obtain the consent of the Trustee or any holder of any Mortgage Note under this Agreement. The Trustee, the holders of the Mortgage Notes and the Obligors shall be entitled to amend or otherwise modify any Indenture Document without any obligation to obtain the consent of the Lender under this Agreement.

     9.02 Transferability. No holder of any of the Secured Obligations shall be entitled to sell, assign or otherwise transfer its interest in any Secured Obligations or Financing Document except to the extent such transferee is bound by the terms hereof. Upon appointment of any successor trustee under the Indenture, such successor shall acknowledge that it is bound by the terms hereof.

     9.03 Interpretation; Security Documents. Subject to the rights of the Trustee and the holders of the Mortgage Notes under Sections 2, 3 and 4 hereof, no action or failure to act by the Lender under any Revolving Credit Security Document in respect of the Priority Revolver Collateral (including, without limitation, the exercise of any right or remedy thereunder or any right or benefit afforded by applicable law to a holder of claims against an Obligor) shall be deemed to be an interference with the interests of the Trustee or the holders of the Mortgage Notes in the Priority Indenture Collateral for any purpose of this Agreement. Subject to the rights of the Lender under Sections 2, 3, 4, 7.01 and 8.01 hereof, no action or failure to act by Trustee or the holders of the Mortgage Notes under the Indenture Security Documents in respect of the Priority Indenture Collateral (including, without limitation, the exercise of any right or benefit afforded by applicable law to a holder of claims against an Obligor) shall be deemed to be an interference with the interests of the Lender in the Priority Revolving Collateral for any purpose of this Agreement.

SECTION 10. DISCLAIMERS; LIMITATIONS.

     10.01 No Representations; No Duty to Disclose. The parties hereto have not made to each other or, in the case of the Lender, to the holders of any Mortgage Notes, nor do they hereby make to each other or, in the case of the Lender, to the holders of any Mortgage Notes, any representations or warranties, express or implied, nor do they assume nor shall they have any liability or duty to each other, except as specifically provided herein, or, in the case of the Lender, to the holders of any Mortgage Notes, of any kind, nature of description, including any representation, warranty, liability or duty with respect to the enforceability, validity, perfection, priority, value or collectability of any of the Indenture Obligations or the Revolving Credit Obligations or any guarantee or collateral which may have been or is ever granted to or held by any of them in connection with any of the Financing Documents. Each of the parties hereto and, in the case of the Trustee, for itself and on behalf of the holders of the Mortgage Notes, has the means to remain fully informed as to the financial condition and other affairs of each Obligor and its subsidiaries and affiliates. No party hereto shall have any obligation or duty pursuant to this Agreement to disclose any such information in its possession to any other party hereto, but may in its discretion do so without incurring any obligation to do so in the future.

     10.02 No Liability Regarding Offers to Repurchase Mortgage Notes. The Lender shall have no liability or obligation to the Trustee or any holders of Mortgage Notes to reserve, set aside, or make any funds available (by loan or otherwise) for any offer to repurchase, exchange or redeem any Mortgage Notes which ARI or any Obligor makes or is obligated to make pursuant to the Indenture or otherwise. Without limiting the foregoing, if any "Net Cash Proceeds" of "Asset Sales" (as such quoted terms are defined in the Indenture as in effect on the date hereof) are applied to reduce the Revolving Credit Obligations, the Lender shall have no obligation or liability to the Trustee or any holder of Mortgage Notes to reserve, set aside or make any funds available (by loan or otherwise) for any "Excess Proceeds" (as defined in and pursuant to the Indenture) or other repurchase offer that ARI becomes obligated to make in respect of any of all of such Net Cash Proceeds; provided, however, that the provisions of this Section 10.02 shall not impair the rights of the Trustee or any holder of Mortgage Notes to treat any failure by ARI to make any required Excess Proceeds or other repurchase offer as an Event of Default under the Indenture to the extent so provided therein.

SECTION 11. MISCELLANEOUS.

     11.01 Waiver. No failure on the part of the Lender or the Trustee to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     11.02 Notices. All notices and other communications provided for herein shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or at such other address as shall be designated by such Person in a notice to each other party. Notwithstanding anything to the contrary herein or in any Financing Document, notices and communications to or by any holder of any Mortgage Note with respect to any matter covered by this Agreement shall be effected solely by the giving of such notice or communication by or to, as appropriate, the Trustee (who shall thereupon give notice thereof to the holders of Mortgage Notes, to the extent required by the Indenture or the TIA, or to the Lender, as applicable). Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     11.03 Amendments, etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Lender and the Trustee.

     11.04 Designation of the Trustee. Pursuant to the terms of the Indenture, the holders of Mortgage Notes have designated the Trustee as collateral agent to act on their behalf with respect to all matters covered hereby. The Lender may refuse to communicate with or deal directly with the holders of Mortgage Notes and may communicate and deal exclusively with the Trustee, and the Lender may rely on any actions taken, consents given or statements made by the Trustee with respect to the matters covered hereby, without inquiry as to the Trustee's authority. The holders of the Mortgage Notes shall be bound by all agreements, consents or waivers given or made by the Trustee hereunder or in connection herewith at any time. Each successor or replacement Trustee shall give notice in writing to the Lender, with a copy to the predecessor or prior Trustee, if still in existence, of its appointment as a successor or replacement Trustee.

     11.05 Successors and Assigns; No Other Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If any lender or group of lenders shall replace or refinance the credit extended to the Obligors under the Revolving Credit Agreement, and if the outstanding indebtedness to such lender or group of lenders upon and as of the closing of such replacement or refinancing would be Permitted Refinancing Indebtedness, the Trustee shall, upon request of such lender or group of lenders, enter into intercreditor arrangements with such lender or group of lenders identical to the terms of this Agreement, with only such changes as are necessary to reflect the change in parties and credit facilities. If any lender or group of lenders shall replace or refinance the credit extended under the Indenture, the Lender shall, upon request of or on behalf of such lender or group of lenders or any trustee or agent therefor, enter into intercreditor arrangements with any financial institution trustee or financial institution agent therefor identical to the terms of this Agreement, with only such changes as are necessary to reflect the change in parties and credit facilities. No Person other than the Lender and the Trustee, for itself and on behalf of the holders of the Mortgage Notes, shall have any rights or benefits under or by virtue of this Agreement.

     11.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     11.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     11.08 Further Assurances. The parties hereto shall deliver such additional documents and take such additional action as may be reasonably necessary to effectuate the provisions and purposes of this Agreement. If reasonably requested by any party, the party receiving such request shall, at the expense of the party making such request, execute filings or instruments of subordination to be filed or recorded in accordance with the Uniform Commercial Code, real property law or other applicable law reflecting the existence of and consistent with this Agreement and the terms hereof.

     11.09 No Adequate Remedy at Law. The parties acknowledge that no adequate remedy at law exists for breach of their respective obligations under this Agreement and therefore that, in the event any party fails to comply with its obligations hereunder, the other parties hereto shall have the right to obtain specific performance by the defaulting party of its obligations hereunder or such other equitable relief as may be available.

     11.10 Inconsistencies; Termination. In the event of any inconsistency between the terms of this Agreement and the terms of any Financing Document, then, solely as between the Lender and the Trustee, for itself and on behalf of the holders of the Mortgage Notes, the terms of this Agreement shall control. This Agreement shall remain in full force and effect until (i) the Indenture Obligations are indefeasibly paid in full or (ii) the Revolving Credit Obligations are indefeasibly paid in full and the Revolving Credit Documents have been terminated, whichever shall first occur; provided, that the obligations of the parties hereunder arising prior to termination and the provisions of Section 5.04 shall survive the termination of the other provisions of this Agreement.

     11.11 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions of or obligations under this Agreement or of such provisions or obligations in any other jurisdiction.

     11.12 Possessory Control. Each party hereto acknowledges that, if such party shall come in possession of any Collateral as to which perfection or effectiveness of a Lien may be effected only by possession (including without limitation the Lockbox Accounts and the Collateral Account), such party shall hold such Collateral as agent for the other parties hereto having the benefit of a Lien thereon, subject, in the case of such Collateral held as agent for Lender, to the restrictions on certain Collateral being held by Lender as set forth in Section 2.02(a) hereof; provided, that such party shall not by virtue of this Section 11.12 have any obligation or liability to the other party hereto or any other Person, and nothing in this Section 11.12 shall impose on such party any responsibility or duty not otherwise expressly provided in this Agreement. If such party is the Lender, upon indefeasible payment in full of the Revolving Credit Obligations and the termination of the Revolving Credit Documents, the Lender shall deliver such Collateral to the Trustee in accordance with Section 5.04 hereof. If such party is the Trustee, upon indefeasible payment in full of the Indenture Obligations, such party shall deliver such Collateral to the Lender in accordance with Section 5.04 hereof.

     11.13 Bankruptcy. Except as expressly provided in the last two sentences of this Section 11.13, this Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to an Obligor shall be deemed to apply to a trustee for such Obligor and to such Obligor as debtor-in-possession. The relative rights of the Lender and the Trustee, for itself and on behalf of the holders of Mortgage Notes, as provided in this Agreement in or to any distribution from or in respect of any Collateral or proceeds thereof shall continue after the filing of any such petition on the same basis as prior thereto. Notwithstanding the foregoing provisions of this
Section 11.13, no provision of this Agreement (a) requiring that any Person other than the Lender or the Trustee enter into any "nondisturbance" or similar arrangement or agree to permit the Lender or the Trustee to enter and remain on any premises of any Obligor or inspect, remove, complete, sell or otherwise deal with or realize upon, any collateral or store, handle, process or dispose of any Collateral (collectively, "third party obligations") or (b) conditioning any right or remedy of the Lender or the Trustee upon any Person other than the Lender or the Trustee agreeing to any third party obligations, shall be applicable after the filing of any petition by or against any Obligor under the Bankruptcy Code. Nothing in this Agreement shall be deemed to limit (i) the right or ability of the Lender to raise any objection in a case with respect to an Obligor under the Bankruptcy Code to the sale, transfer, utilization or other disposition of any Priority Indenture Collateral or (ii) the right or ability of the Trustee or any holder of Mortgage Notes to raise any objection in a case with respect to an Obligor under the Bankruptcy Code to the sale, transfer, utilization or other disposition of any Priority Revolver Collateral.

     11.14 Entire Agreement. This Agreement, together with the Financing Documents and the documents and instruments contemplated hereby and thereby, constitute the entire agreement between the parties to the subject matter hereof and supersede in their entirety all prior agreements among the parties with respect to the subject matter.

     11.15 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     11.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Intercreditor Agreement as of the date first above written.

                                            CONGRESS FINANCIAL CORPORATION,
                                            as the Lender

                                            By:
                                              Name:
                                              Title:

                                            Address for Notices:

                                                 1133 Avenue of the Americas
                                                 New York, New York 10036
                                                 Attention: Mr. Mark Fagnani

                                            U.S. TRUST COMPANY OF TEXAS, N.A.
                                            as the Trustee

                                            By:
                                              Name:
                                              Title:

                                            Address for Notices:

                         ACKNOWLEDGEMENT AND AGREEMENT

     The undersigned hereby acknowledge and consent to the terms and provisions of the foregoing Intercreditor Agreement. By their signatures below, the undersigned agree that they will, together with their successors and assigns, be bound by the provisions hereof.

     The undersigned acknowledge and agree that: (i) although they may sign this Acknowledgement and Agreement, they are not parties to the Intercreditor Agreement and do not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement, and (ii) they will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of the Trustee or the Lender to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

                                            AMERICAN RICE, INC.

                                            By:
                                              Name:
                                              Title:

                                            COMET RICE OF PUERTO RICO, INC.

                                            By:
                                              Name:
                                              Title:

                                            COMET VENTURES, INC.

                                            By:
                                              Name:
                                              Title:

                                            RICE CORPORATION OF HAITI, S.A.

                                            By:
                                              Name:
                                              Title:

                                            COMET RICE OF JAMAICA, LTD.

                                            By:
                                              Name:
                                              Title:

                                            ERLY INDUSTRIES, INC.

                                            By:
                                              Name:
                                              Title:

                                   SCHEDULE 1

                          INDENTURE SECURITY DOCUMENTS

1. Company Pledge Agreement dated as of August   , 1995 executed by ARI in favor
   of the Trustee.

2. ERLY Pledge Agreement dated as of August   , 1995 by ERLY in favor of the
   Trustee.

3. Leasehold Deed of Trust, Fixtures Financing Statement, Mortgage and Assignment of Rents, Leases and Leasehold Interests executed by ARI for the benefit of the Trustee and the Holders of the Mortgage Notes encumbering certain property in Freeport, Texas.

4. Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests executed by ARI for the benefit of the Trustee and the Holders of the Mortgage Notes encumbering certain property in Maxwell, California.

5. Mortgage and Assignment of Rents, Leases and Leasehold Interests executed by ARI to the Trustee for its benefit and the benefit of the Holders of the Mortgage Notes encumbering certain property in Stuttgart, Arkansas.

6. Environmental Indemnity Agreement executed by ARI for the benefit of the Trustee and the Holders of the Mortgage Notes.

7. Confirmation and Grant of Security Interest in Trademarks, Trademark Applications and Trademark Licenses executed by ARI for the benefit of the Trustee and the Holders of the Mortgage Notes.

                                   SCHEDULE 2

                      REVOLVING CREDIT SECURITY DOCUMENTS

 1. Accounts Financing Agreement [Security Agreement] by and between Congress Financial Corporation and American Rice, Inc. dated as of May 24, 1993, as amended.

 2. Covenant Supplement to Accounts Financing Agreement [Security Agreement] by and between Congress Financial Corporation and American Rice, Inc. dated as of May 24, 1993, as amended.

 3. Inventory and Equipment Security Agreement Supplement to Accounts Financing Agreement [Security Agreement] by and between Congress Financial Corporation and American Rice, Inc. dated as of May 24, 1993.

 4. Letter Re: Inventory Loans from American Rice, Inc. to Congress Financial Corporation dated as of May 24, 1993, as amended.

 5. Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement] by and between Congress Financial Corporation and American Rice, Inc. dated as of May 24, 1993, as amended.

 6. Assignment of Indemnification Rights and Remedies dated as of May 24, 1993.

 7. Guarantee and Waiver of Comet Rice of Puerto Rico, Inc. dated as of May 24, 1993.

 8. General Security Agreement of Comet Rice of Puerto Rico, Inc. dated as of May 24, 1993.

 9. Guarantee and Waiver of Comet Ventures, Inc. dated as of May 24, 1993.

10. Guarantee and Waiver of Rice Corporation of Haiti dated as of May 24, 1993.

11. Guarantee and Waiver of Comet Rice of Jamaica Ltd. dated as of June 30,
    1995.

12. Acknowledgment and Agreement of American Rice, Inc., Comet Rice of Puerto Rico , Inc., Comet Ventures, Inc. and Rice Corporation of Haiti, S.A. to Subordination Agreement from ERLY Industries, Inc. and ERLY Juice, Inc. dated as of May 24, 1993.

13. Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing for the Houston, Texas property from American Rice, Inc. dated as of May 25, 1993.

14. Leasehold Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing for the Freeport, Texas property from American Rice, Inc. dated as of May 25, 1993.

15. Trademark Collateral Assignment and Security Agreement dated as of May 25, 1993 by American Rice, Inc. in favor of Congress Financial Corporation.

16. UCC Financing Statements covering all collateral described in the security agreements listed herein from American Rice, Inc., Comet Rice of Puerto Rico, Inc. and Comet Ventures, Inc.

17. All related agreements, documents and instruments from American Rice, Inc., Comet Rice of Puerto Rico, Inc., Comet Ventures, Inc., Rice Corporation of Haiti, S.A. and Comet Rice of Jamaica, Ltd., as required by Congress Financial Corporation in connection with the above Agreements.

                                   SCHEDULE 3

                          REAL ESTATE DESCRIPTIONS FOR
                   MAXWELL, STUTTGART AND FREEPORT FACILITIES

                                   SCHEDULE 4

                             EQUIPMENT DEPRECIATION

                                      -22-